Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Third Quarter 2023
–Record Quarterly Revenue of $134.2 million, up 48% Year-Over-Year –
–Gross Margin of 10.5% Significantly Impacted by $50.2 million Wire Insulation Shrinkback Expenses –
–Net Loss of $(9.8) million –
–Adjusted EBITDA of $48.0 million, up 81% Year-Over-Year –
–Backlog and Awarded Orders Increased 34% Year-Over-Year to $633.3 million –
–Shoals Technologies Group, LLC Filed Lawsuit Against Wire Supplier, Prysmian Cables and Systems USA, LLC, For Recovery of Damages –
–Raises Outlook For Adjusted EBITDA And Adjusted Net Income –

PORTLAND, TN. – November 7, 2023 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage, and electric vehicle charging infrastructure, today announced results for its third quarter ended September 30, 2023.

“Shoals delivered another outstanding performance in the third quarter, growing revenue 48% year-over-year, setting a new company record. I want to thank the management team and associates for their outstanding performance and execution this quarter,” said Brandon Moss, CEO of Shoals.

Mr. Moss added, “Backlog and awarded orders increased 34% year-over-year and 16% sequentially to a Company record of $633.3 million as the Company added over $220 million in orders in the quarter. While the domestic utility scale solar market is currently experiencing slower growth, we believe our strong value proposition and the emerging strength from our international business will continue to drive order growth. We are pleased that international now represents more than 10% of our backlog and awarded orders.”

“Finally, during the quarter we were excited to complete the ramp-up of our third Tennessee facility, which has already added 15 GW of new capacity to our year-end 2022 base of 20 GW. With all shifts active at all facilities, Shoals’ capacity is 35 GW, with the ability to scale the existing site footprint to 42 GW. The increased capacity enables Shoals to serve growing demand well into 2025, further enhance production efficiency, and maintain our attractive margins,” concluded Mr. Moss.

Third Quarter 2023 Financial Results
Revenue grew 48%, to $134.2 million, compared to $90.8 million for the prior-year period, driven by higher sales volumes as a result of increased domestic demand for solar EBOS.

Gross profit was $14.2 million, compared to $36.0 million in the prior-year period. Gross profit as a percentage of revenue decreased to 10.5% from 39.7% in the prior-year period, primarily due to $50.2 million in wire insulation shrinkback expenses, slightly offset by lower raw materials input costs, increased leverage on fixed costs, and efficiencies gained in operations. The wire insulation shrinkback expenses represents the low end of the range of potential loss and is based on the Company’s continued analysis of information available as of today. On October 31, 2023, the Company filed a complaint against Prysmian Cables and Systems USA, LLC, the supplier of the wire exhibiting wire insulation shrinkback, seeking compensatory and punitive damages, recovery of all costs and expenses incurred by the Company in connection with the identification, repair and replacement of the defective wire, and other legal and equitable relief. The Company is unable to predict the outcome of this litigation or the impact on its business and financial results.

General and administrative expenses were $22.6 million, compared to $13.9 million during the same period in the prior year. This increase was primarily the result of higher non-cash stock-based compensation, legal fees related to the patent infringement and wire insulation shrinkback complaints, and planned increases in payroll expense due to higher headcount supporting growth.

Loss from operations was $(10.6) million, compared to income from operations of $20.0 million during the same period in the prior year.

Net loss was $(9.8) million compared to net income of $12.8 million during the same period in the prior year. Basic and diluted net loss per share was $(0.06) compared to basic and diluted net income per share of $0.07 in the prior-year period.

Adjusted gross profit* for the quarter was $64.4 million, reflecting a 48% adjusted gross profit percentage*.

Adjusted EBITDA* increased 81% to $48.0 million compared to $26.6 million for the prior-year period.

Adjusted net income* grew 101% to $33.4 million compared to $16.6 million during the same period in the prior year. Adjusted diluted earnings per share was $0.20 compared to $0.10 in the prior-year period.

* A reconciliation of the Company’s non-GAAP measures to the most closely comparable U.S. generally accepted accounting principles (“GAAP”) measures are found within this release.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of September 30, 2023 were $633.3 million, representing a 34% increase compared to the same time last year and a 16% sequential increase from June 30, 2023. The increase in backlog and awarded orders reflects continued robust demand for the Company’s solar products, with strong growth in international markets, which now comprises more than 10% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting a contract but for which a contract has not yet been signed.

Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, the Company is narrowing its outlook for revenue and raising its outlook for Adjusted EBITDA and Adjusted net income. The outlook for interest expense and capital expenditures remains unchanged. For the year ending December 31, 2023, the Company expects:
•Revenue to be in the range of $485 million to $495 million
•Adjusted EBITDA to be in the range of $165 million to $175 million
•Adjusted net income to be in the range of $110 million to $120 million
•Interest expense to be in the range of $22 million to $26 million
•Capital expenditures to be in the range of $8 million to $12 million

A reconciliation of Adjusted EBITDA and Adjusted net income guidance, which are forward-looking measures that are non-GAAP measures, to the most closely comparable GAAP measures is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 7, 2023 at 5:00 p.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-888-886-7786 (domestic) or +1-416-764-8658 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, +1-412-317-6671. The access ID number for the replay is 52432861. The telephonic replay will be available until 11:59 p.m. Eastern Time on November 21, 2023.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 62 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; business strategies; technology developments; financing and investment plans; warranty, litigation and liability accruals and estimates of loss or gains; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; competitive position; industry and regulatory environment; potential growth opportunities, including international growth, production and capacity at our plants; and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include, among others, lower than anticipated growth in demand for solar energy projects and EV charging infrastructure; defects or performance problems in our products or their parts, including those related to the wire insulation shrinkback matter, and related warranty claims; our failure to recover the costs and expenses incurred by us in connection with the identification, repair and replacement of the defective Prysmian wire; macroeconomic events, including heightened inflation, rises in interest rates and a potential recession; supply chain challenges, including as a result of additional duties and charges on imports and exports; our failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights; governmental policies and regulations, and any subsequent changes, which may present technical, regulatory and economic barriers; changes in the United States trade environment; failure to integrate acquired businesses, and delays, disruptions or quality control problems in our manufacturing operations in part due to vendor concentration.

Other risks and uncertainties are described in the section entitled "Item 1A. Risk Factors" of our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)

We define Adjusted Gross Profit as gross profit plus (i) wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax benefit (expense), (iii) depreciation expense, (iv) amortization of intangibles, (v) equity-based compensation, (vi) acquisition-related expenses, (vii) wire insulation shrinkback expenses, and (viii) wire insulation shrinkback litigation expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) amortization of intangibles, (iii) amortization of deferred financing costs, (iv) equity-based compensation, (v) acquisition-related expenses, (vi) wire insulation shrinkback expenses, and (vii) wire insulation shrinkback litigation expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income (loss) to Adjusted EBITDA, and net income (loss) attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	September 30, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$9,224	$8,766
Accounts receivable, net	108,886	50,575
Unbilled receivables	28,506	16,713
Inventory, net	60,961	72,854
Other current assets	6,664	4,632
Total Current Assets	214,241	153,540
Property, plant and equipment, net	22,789	16,870
Goodwill	69,941	69,941
Other intangible assets, net	50,564	56,585
Deferred tax assets	477,073	291,634
Other assets	5,540	6,325
Total Assets	$840,148	$594,895

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$16,615	$9,481
Accrued expenses and other	21,516	17,322
Warranty liability—current portion	17,254	560
Deferred revenue	27,025	23,259
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	84,410	52,622
Revolving line of credit	—	48,000
Long-term debt, less current portion	188,380	189,063
Warranty liability, less current portion	39,360	—
Other long-term liabilities	3,358	4,221
Total Liabilities	315,508	293,906
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 170,054,787 and 137,904,663 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; none and 31,419,913 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	1
Additional paid-in capital	466,768	256,894
Accumulated earnings	57,870	34,478
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	524,640	291,374
Non-controlling interests	—	9,615
Total stockholders' equity	524,640	300,989
Total Liabilities and Stockholders’ Equity	$840,148	$594,895

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$134,209	$90,823	$358,503	$232,289
Cost of revenue	120,059	54,776	245,579	141,357
Gross profit	14,150	36,047	112,924	90,932
Operating expenses
General and administrative expenses	22,551	13,853	59,266	41,037
Depreciation and amortization	2,170	2,229	6,493	6,939
Total operating expenses	24,721	16,082	65,759	47,976
Income (loss) from operations	(10,571)	19,965	47,165	42,956
Interest expense, net	(5,899)	(4,754)	(18,400)	(12,760)
Income (loss) before income taxes	(16,470)	15,211	28,765	30,196
Income tax benefit (expense)	6,642	(2,452)	(2,686)	(5,485)
Net income (loss)	(9,828)	12,759	26,079	24,711
Less: net income attributable to non-controlling interests	—	4,801	2,687	9,711
Net income (loss) attributable to Shoals Technologies Group, Inc.	$(9,828)	$7,958	$23,392	$15,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings (loss) per share of Class A common stock:
Basic	$(0.06)	$0.07	$0.14	$0.13
Diluted	$(0.06)	$0.07	$0.14	$0.13
Weighted average shares of Class A common stock outstanding:
Basic	169,965	112,975	162,173	112,561
Diluted	169,965	113,584	162,611	112,816

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$26,079	$24,711
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,744	8,001
Amortization/write off of deferred financing costs	1,032	1,023
Equity-based compensation	17,060	11,887
Provision for credit losses	296	—
Provision for obsolete or slow-moving inventory	3,639	443
Provision for warranty expense	59,723	—
Deferred taxes	2,456	5,299
Changes in assets and liabilities:
Accounts receivable	(58,607)	(40,084)
Unbilled receivables	(11,793)	1,972
Inventory	8,254	(43,601)
Other assets	(1,192)	(381)
Accounts payable	7,390	1,186
Accrued expenses and other	3,330	7,679
Warranty liability	(3,669)	—
Deferred revenue	3,766	26,879
Net Cash Provided by Operating Activities	65,508	5,014
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(7,642)	(2,393)
Other	(269)	(503)
Net Cash Used in Investing Activities	(7,911)	(2,896)
Cash Flows from Financing Activities
Distributions to non-controlling interests	(2,628)	(7,762)
Employee withholding taxes related to net settled equity awards	(3,852)	(1,297)
Payments on term loan facility	(1,500)	(1,500)
Proceeds from revolving credit facility	5,000	46,000
Repayments of revolving credit facility	(53,000)	(15,500)
Other	(1,159)	—
Net Cash Provided by (Used in) Financing Activities	(57,139)	19,941
Net Increase in Cash, Cash Equivalents and Restricted Cash	458	22,059
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	8,766	9,557
Cash, Cash Equivalents and Restricted Cash—End of Period	$9,224	$31,616

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$134,209	$90,823	$358,503	$232,289
Cost of revenue	120,059	54,776	245,579	141,357
Gross profit	14,150	36,047	112,924	90,932
Wire insulation shrinkback expenses(a)	50,211	—	61,705	—
Adjusted gross profit	$64,361	$36,047	$174,629	$90,932
Adjusted gross profit percentage	48.0%	39.7%	48.7%	39.1%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(9,828)	$12,759	$26,079	$24,711
Interest expense, net	5,899	4,754	18,400	12,760
Income tax expense (benefit)	(6,642)	2,452	2,686	5,485
Depreciation expense	674	478	1,723	1,371
Amortization of intangibles	1,978	2,121	6,021	6,630
Equity-based compensation	5,092	3,991	17,060	11,887
Acquisition-related expenses	—	20	—	32
Wire insulation shrinkback expenses(a)	50,211	—	61,705	—
Wire insulation shrinkback litigation expenses(b)	598	—	598	—
Adjusted EBITDA	$47,982	$26,575	$134,272	$62,876

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023		2022
Net income (loss) attributable to Shoals Technologies Group, Inc.	$(9,828)	$7,958	$23,392		$15,000
Net income impact from assumed exchange of Class B common stock to Class A common stock (c)	—	4,801	2,687		9,711
Adjustment to the provision for income tax (d)	—	(1,134)	(653)		(2,293)
Tax effected net income (loss)	(9,828)	11,625	25,426	—	22,418
Amortization of intangibles	1,978	2,121	6,021		6,630
Amortization of deferred financing costs	341	339	1,032		1,023
Equity-based compensation	5,092	3,991	17,060		11,887
Acquisition-related expenses	—	20	—		32

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Wire insulation shrinkback expenses(a)	50,211	—	61,705	—
Wire insulation shrinkback litigation expenses(b)	598	—	598	—
Tax impact of adjustments (e)	(15,039)	(1,529)	(21,969)	(4,621)
Adjusted Net Income	$33,353	$16,567	$89,873	$37,369
(a)    For the three months ended September 30, 2023 represents, (i) $50.2 million wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback. For the nine months ended September 30, 2023 represents, (i) $59.1 million wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, including $8.9 million recorded during the six months ended June 30, 2023, and (ii) $2.6 million of inventory write-downs of the defective red wire. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses as well as the write-down of related inventory distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business and normal write-downs of inventory, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 14 - Commitments and Contingencies, in our condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for more information.
(b)    For the three and nine months ended September 30, 2023 represents $0.6 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective red wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 14 - Commitments and Contingencies, in our condensed consolidated financial statements included in this Quarterly Report on Form 10-Q for more information.
(c)    Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by the Founder and management. There were no shares of Class B common stock outstanding during the three months ended September 30, 2023.
(d)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owned 100% of the units in Shoals Parent LLC for all periods presented.

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	1.8%	0.1%	1.4%	0.1%
State and local taxes (net of federal benefit)	3.3%	2.5%	3.2%	2.5%
Effective income tax rate for Adjusted Net Income	26.1%	23.6%	25.6%	23.6%

(e)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	170,365	113,584	162,611	112,816
Assumed exchange of Class B common stock to Class A common stock	—	54,253	7,619	54,579
Adjusted diluted weighted average shares outstanding	170,365	167,837	170,230	167,395

Adjusted Net Income	$33,353	$16,567	$89,873	$37,369
Adjusted Diluted EPS	$0.20	$0.10	$0.53	$0.22